Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 20, 2009, relating to the consolidated financial statements of American DG Energy Inc. which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and to the reference to us under the heading “Experts” in the prospectus which is part of this Registration Statement.

/s/ CATURANO AND COMPANY, P.C.

Caturano and Company, P.C.
Boston, Massachusetts
September 2, 2009